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                                                                  Rule 424(b)(3)
                                                      Registration No. 333-26517

                        LORAL SPACE & COMMUNICATIONS LTD.

               PROSPECTUS SUPPLEMENT NO. 10 DATED AUGUST 26, 1998
                        TO PROSPECTUS DATED JULY 11, 1997

         The Selling Holders table on pages 7-10 of the Prospectus is hereby amended to update the information regarding the following entities and their respective number of shares of Preferred Stock and Common Stock:

                                                                               Number of Shares    Number of Shares
                                                                              of Preferred Stock   of Common Stock

Selling Holders
D.E. Shaw Securities, L.P.                                                            18,700              46,750
D.E. Shaw Investments, L.P.                                                            6,300              15,750